UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 28, 2021

SYNNEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31892	94-2703333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44201 Nobel Drive, Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

(510) 656-3333
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SNX	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.02    Results of Operations and Financial Condition.

The information in this Item 2.02 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 2.02 shall not be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

On September 28, 2021, SYNNEX Corporation (“TD SYNNEX”) issued a press release regarding TD SYNNEX’ financial results for its fiscal third quarter ended August 31, 2021 and the announcement of a dividend in the amount of $0.20 per common share for the third quarter of fiscal year 2021. The full text of TD SYNNEX’ press release is furnished herewith as Exhibit 99.1.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  Offer Letter Amendment. On September 28, 2021, TD SYNNEX and Dennis Polk, Executive Chair of the Board of Directors of TD SYNNEX, entered into a second amendment to Mr. Polk’s January 4, 2018 offer letter. The amendment provides that, effective September 1, 2021 through November 30, 2022 (the “Initial Transition Period”), the Company will continue to pay Mr. Polk the same, current base salary and he will be eligible to be considered for an incentive bonus for the Initial Transition Period, as determined by the Compensation Committee (the “Committee”), in its sole discretion. Mr. Polk’s target bonus for the fiscal year ending November 30, 2021 will remain the same, provided he remains employed through November 30, 2021, and his target bonus for the fiscal year ending November 30, 2022 will be $1,812,500 with the same performance metrics as the Chief Executive Officer of TD SYNNEX, provided Mr. Polk remain employed through November 30, 2022. The amendment further provides that, effective December 1, 2022 through November 30, 2023 (the “Final Transition Period”), TD SYNNEX will pay Mr. Polk a starting annual base salary of $800,000. After expiration of the Final Transition Period, his cash compensation will be the same as other non-employee Directors of the Board of Directors (the “Board”) or as otherwise determined by the Board, but commensurate with his expected role as non-executive Chair of the Board. In addition, the amendment provides that, for the Initial Transition Period, Mr. Polk will be granted (i) two options to purchase shares of TD SYNNEX common stock with grant dates on or around September 21, 2021 and January 4, 2022, respectively, and fair market values of approximately $1,610,000 and $333,333, respectively and (ii) two restricted stock awards for shares of TD SYNNEX common stock with grant dates on or around September 21, 2021 and January 4, 2022, respectively, and fair market values of approximately $805,000 and $333,333, respectively. The options and restricted stock awards will each vest over five years with 20% of the underlying shares vesting on the one-year anniversary of the grant date, and the remainder vesting monthly thereafter. For the Final Transition Period, Mr. Polk will be granted TD SYNNEX restricted stock as part of the Company’s annual equity grant cycle, which is estimated to be in September or October of 2022, with a fair market value of approximately $700,000, which shall vest over four years with 25% vesting on each one-year anniversary of the grant date.

The foregoing description of the amendment to Mr. Polk’s offer letter is qualified in its entirety by reference to the full text of the Amendment to Offer Letter, which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Document

10.1	Amendment to Offer Letter dated September 28, 2021, by and between TD SYNNEX and Dennis Polk.
99.1	Press Release dated September 28, 2021 regarding financial results.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2021	SYNNEX CORPORATION

	By:	/s/ Marshall Witt
Marshall Witt Chief Financial Officer

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